                                                                   EXHIBIT 10.17

                                   AGREEMENT
                                   ---------

In this agreement, made and entered into as of the 31 day of August, 1999 ("Effective Date"), MediChem Research, Inc., an Illinois corporation ("MediChem") and Advanced Life Sciences, Inc., and Illinois corporation ("ALS"), agree as follows:

1. MediChem has acquired a license (attached as Appendix B) to the patent entitled "Methods for Screening Chromatographic Adsorbents" (Application 60/070,887) filed on January 9, 1998 ("Patent"). To the best of MediChem's knowledge, the Patent is owned by Regis Technologies, Inc.

2. ALS desires to acquire and MediChem is willing to assign to ALS all of MediChem's rights, interests and obligations to the technical information pursuant to section 4.1 of the license of Appendix B.

3. ALS desires to acquire and MediChem is willing to sublicense to ALS all of MediChem's rights, interests and obligations to any and all patents that accrue from the technical information pursuant to section 4.1 of the license of Appendix B.

4. MediChem hereby transfers, grants, conveys, assigns, and relinquishes exclusivity to ALS all of MediChem's rights, interests and obligations to the technical information and any patents accruing from the technical information set forth in the license of Appendix B.

5. MediChem hereby transfers, grants, conveys, and relinquishes exclusivity to ALS the right to sublicense, in part or in whole, the technical information and any patents accruing from the technical information set forth in the license of Appendix B. Furthermore, ALS herewith grants MediChem an exclusive sublicense attached hereto as Appendix A.

6. On the Effective Date, ALS shall pay to MediChem the lump sum payment of $75,000.00 as specified by ALS.

7. In furtherance of this Agreement, MediChem hereby acknowledges that, from the Effective Date forward, ALS has succeeded to all of MediChem's rights, interests and obligations under the Appendix B license.

8. MediChem represents and warrants that no consents of other parties are necessary or appropriate under any agreements in order for the assignment under this agreement to be legally effective.

9. This agreement shall inure to the benefit of, and be binding on, the parties hereto together with their respective legal representatives, successors and assigns.

10. This agreement merges and supercedes all prior and contemporaneous agreements, assurances, representations, and communications between or among the parties hereto concerning the matters set forth herein.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its duly authorized officer or representative as of the date set forth below.

Advanced Life Sciences, Inc.                    MediChem Research, Inc.



____________________________                    __________________________
Michael T. Flavin, Ph.D.                        Jeffrey A. Whitnell
President                                       Chief Financial Officer

____________________________                    __________________________
Date                                            Date

                              APPENDIX A

                          LICENSE AGREEMENT

    In this Agreement, made and entered into as of the 31 day of August, 1999 ("Effective Date"), Advanced Life Sciences, Inc., ("Licensor") hereby grants an exclusive sublicense to MediChem Research, Inc., ("Licensee") under the express terms and conditions of the License Agreement between MediChem Research Inc., and Regis Technologies, Inc., attached hereto as Appendix B.

    Furthermore, Licensor agrees to the following provision:

1.  Royalties & Milestones

    1.1 Licensee will pay Licensor a royalty of four percent (4%) of all Net Sales of any of the Licensed Products.

    1.2 Licensor agrees to pay Licensee a milestone payment of $300,000.00 upon demonstrated Commercial Use.

    1.3 Licensor agrees to pay Licensee a milestone payment of $300,000.00 upon successful issuance of the Licensed Patent from the United States Patent and Trademark Office.

    1.4 Licensor agrees to pay Licensee a milestone payment of $150,000.00 for each publication in a Peer Reviewed Journal.

Advanced Life Sciences, Inc.                     MediChem Research, Inc.



___________________________                      ____________________________
Michael T. Flavin, Ph.D.                         Jeffrey A. Whitnell
President                                        Chief Financial Officer

___________________________                      ____________________________
Date                                             Date

                                   EXHIBIT A

What is claimed is:
     1. A method for identifying a selective adsorbent for separating analyte mixtures comprising:
         a. providing an array of containers each having a candidate selective adsorbent;
         b. adding a solution of the analyte mixture to be separated to each selective adsorbent candidate in the containers;
         c. allowing the analyte mixture to interact with the selective adsorbent candidate; and
         d. identifying the distribution of analyte mixture in the solution or on the selective adsorbent candidate.

     2. The method of claim 1 wherein the selective adsorbent is silica having an organic molecule covalently linked thereto.

     3. The method of claim 1 wherein the selective adsorbent is polystyrene having an organic molecule covalently linked thereto.

     4. The method of claim 2 wherein the selective adsorbent is derived from silica having an aminoalkyl group covalently linked thereto.

     5. The method of claim 4 wherein the aminoalkyl group has at least one enantioenriched amino acid covalently linked thereto.

     6. The method of claim 1 wherein the amount of selective adsorbent is about 1 mg to 100 mg.

     7. The method of claim 1 wherein the analyte mixture is tested in an array of 50-1000 candidate selective adsorbents.

     8. The method of claim 1 wherein the distribution of analytes is measured by high pressure liquid chromatography or gas chromatography.

     9. The method of claim 8 wherein chromatographic detection by mass spectrometry is employed.

     10. The method of claim 8 wherein an aliquot of the analyte mixture is removed and subjected to chemical derivatization prior to analysis.

     11. The method according to claim 1 wherein the analyte mixture is a mixture of enantiomers.

     12. The method of claim 1 wherein the distribution of analytes is measured by chiroptical spectroscopy techniques such as circular dichroism spectroscopy or measurement of optical rotation.

ABSTRACT OF THE DISCLOSURE

     The invention discloses a method for rapid identification of a candidate selective separation material by placing small samples of the candidate material in an array of vials and adding a solution of the analytes to be separated. The solution is allowed to interact or equilibrate and the distribution of the analytes in the solid or liquid phase is measured usually by gas or liquid chromatography. The identified candidate material with the greatest differential adsorption of the analytes is selected and used as an adsorbent for large scale separation. The rapid screening of chromatographic adsorbents provides an efficient way of finding suitable absorbent materials for large scale separations.

                                   APPENDIX B


                               SEE EXHIBIT 10.13